EXHIBIT 21

                                                               EXHIBIT 21


                        AVON PRODUCTS, INC. AND SUBSIDIARIES

                           Subsidiaries of the Registrant


    Avon Products, Inc. ("Avon"), a New York corporation, consolidates all majority owned subsidiaries. The principal consolidated subsidiaries, all of which are wholly owned by Avon or its wholly owned subsidiaries, except as indicated, are listed below. Included on the list below are subsidiaries which individually are not significant subsidiaries but primarily represent subsidiaries in countries in which the Company has direct selling operations. The names of Avon's other consolidated subsidiaries, which are primarily wholly owned by Avon or its wholly owned subsidiaries, are not listed because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                            Incorporation -
                   Company                  Country or State
                   -------                  ----------------

Cosmeticos Avon S.A.C.I......................  Argentina
Avon Cosmetics Australia Proprietary Limited.  Australia
Avon Products Pty. Limited...................  Australia
Avon Cosmetics Vertriebsgesellschaft m.b.h...  Austria
Arlington Limited............................  Bermuda
Stratford Insurance Company, Ltd. ...........  Bermuda
Productos Avon Bolivia Ltda..................  Bolivia
Avon Cosmeticos, Ltda........................  Brazil
Avon Canada, Inc.............................  Canada
Avon Direct Inc..............................  Canada
Cosmeticos Avon S.A..........................  Chile
Compagnia de Venta Directa Seller Chile S.A..  Chile
Avon Products (Guangzhau) Ltd (60%)..........  China
CS Avon Cosmetics, Spol. sr.o................  Czech Republic
Avon Capital Corporation.....................  Delaware
Avon Diversified Services, Inc...............  Delaware
Avon International Operations, Inc...........  Delaware
Avon-Lomalinda, Inc..........................  Delaware
Avon-Mirabella, Inc..........................  Delaware
Giorgio Beverly Hills, Inc...................  Delaware
Marbella Dominicana..........................  Delaware
Manila Manufacturing Company.................  Delaware
Productos Avon S.A...........................  Dominican
                                                Republic
Productos Avon Ecuador S.A...................  Ecuador
Productos Avon, S.A..........................  El Salvador
Avon S.A.....................................  France
Avon Cosmetics GmbH..........................  Germany
Productos Avon de Guatemala, S.A.............  Guatemala
Productos Avon, S.A..........................  Honduras
Avon Cosmetics (FEBO) Limited................  Hong Kong
Avon Cosmetics Hungary KFT...................  Hungary

Avon Service Center, Inc.....................  Illinois
P.T. Avon Indonesia (49%)....................  Indonesia
Albee Dublin Finance Company.................  Ireland
Avon Limited.................................  Ireland
Avon Cosmetics S.p.A.........................  Italy
Avon Products Company Limited (66%)..........  Japan
Live and Life Company Limited................  Japan
Avon Cosmetics (Malaysia) Sendirian Berhad...  Malaysia
Avon Cosmetics, S.A. de C.V..................  Mexico
Avonova, S.A. de C.V. (49%)..................  Mexico
M.I. Holdings, Inc...........................  Missouri
Avon International Finance N.V...............  Netherlands
                                                Antilles
Avon Americas, Ltd...........................  New York
Avon Overseas Capital Corporation............  New York
Avon Cosmetics Limited.......................  New Zealand
Productos Avon S.A...........................  Panama
Productos Avon S.A...........................  Peru
Productos De Belleza, S.A....................  Peru
Avon Cosmetics, Inc..........................  Philippines
Avon Products Mfg., Inc......................  Philippines
Beautifont Products, Inc.....................  Philippines
Avon Cosmetics Polska Sp. z o.o..............  Poland
Avon Cosmeticos, Lda.........................  Portugal
Avon Cosmetics Spal s r.o....................  Slovak
                                                Republic
Avon Beauty Products Company.................  Russia
Avon Cosmetics, S.A..........................  Spain
Avon Cosmetics (Taiwan) Ltd..................  Taiwan
Avon Products Limited........................  Taiwan
Avon Cosmetics (Thailand) Ltd................  Thailand
California Manufacturing Company Ltd.........  Thailand
Eczacibasi Avon Kosmetik Urunleri Sanayi
  ve Ticaret A.S. (50%)......................  Turkey
Avon Cosmetics Limited.......................  United Kingdom
Avon European Holdings Ltd...................  United Kingdom
Avon Cosmetics de Venezuela, C.A.............  Venezuela